Investor Contact: Dave Crawford
Halyard Health, Inc.
470-448-5177
Investor.Relations@HYH.com

Media Contact: Risa Burgess
MSLGROUP
781-684-0770
Corp_hyh@mslgroup.com

Halyard Health, Inc. Announces Second Quarter 2016 Results,
Raises Its Full-Year 2016 Outlook

ALPHARETTA, Aug. 3, 2016/PRNewswire/ -- Halyard Health, Inc. (NYSE: HYH) today reported second quarter 2016 results and raised its full-year 2016 adjusted diluted earnings per share outlook.

Executive Summary

•	Second quarter 2016 net sales were $400 million, a 3 percent increase compared to the same period last year.

•
Net income for the second quarter 2016 was $7 million compared to net income of $8 million in the second quarter of 2015. Second quarter adjusted net income was $21 million compared to $24 million in the prior year.

•
Second quarter diluted earnings per share were $0.14 compared to $0.17 in the second quarter of 2015. Adjusted diluted earnings per share in the quarter were $0.45, compared to $0.52 in the prior year.

•	Year-to-date net sales were $785 million, even compared to the year-ago period.

•	Through six months, diluted earnings per share were $0.44, compared to $0.63 a year ago. Adjusted diluted earnings per share for the first half of 2016 were $0.99 compared to $1.03 in the prior year.

•	The company raised its full-year 2016 adjusted diluted earnings per share outlook from $1.50 to $1.70 to $1.70 to $1.90.

“I am pleased with the execution of our plan as we delivered another solid quarter. Thanks to our first-half performance we are raising our annual adjusted diluted EPS outlook,” said Robert Abernathy, Halyard Chairman and CEO. “We introduced several new products to market and successfully executed the initial phases of the CORPAK integration plan. We are well-positioned to continue executing our strategy of transforming Halyard into a leading medical device company.”

Second Quarter 2016 Operating Results

Net sales of $400 million increased 3 percent compared to the prior year, including the CORPAK acquisition that contributed 2 percent of the growth. Excluding expected lower Corporate and Other sales, volumes increased 4 percent, which was partially offset by 2 percent lower selling prices.

Operating profit was $18 million in the second quarter of 2016 versus $22 million in 2015. On an adjusted basis, operating profit was $41 million compared to $48 million in the prior year. Lower selling prices in Surgical and Infection Prevention (S&IP) and higher investment spending were partially offset by volume growth in Medical Devices, manufacturing cost savings and favorable currency exchange rates.

Adjusted operating profit for the second quarter 2016 excludes $2 million spin-related transition charges, $9 million for acquisition-related charges, $6 million for litigation matters and $6 million for intangible amortization expense.

Adjusted EBITDA for the second quarter, excluding spin-related charges, acquisition-related charges and litigation expenses was $52 million compared to $58 million in the prior year.

Second Quarter 2016 Business Segment Results

Medical Devices

Net sales of Medical Devices in the second quarter increased 12 percent to $142 million compared to the second quarter 2015, driven by a 5 percent increase in sales volumes and 7 percent growth attributed to the CORPAK acquisition, which was partially offset by 1 percent lower selling prices. Performance was driven by continued strong demand in interventional pain in North America and digestive health across all regions.

Operating profit for Medical Devices was $29 million compared to $33 million in the second quarter 2015. Results were driven by higher sales volumes, which were offset by planned higher selling, general and administrative expenses and higher research and development expense to help drive growth.

Surgical and Infection Prevention

S&IP net sales of $257 million, increased 1 percent compared to the second quarter of 2015. Sales volumes increased 4 percent, which was partially offset by 3 percent lower selling prices. Volume was driven by continued strong demand in exam gloves and demand in facial protection due to the late cold and flu season. Lower selling prices were concentrated in exam gloves and sterilization.

S&IP operating profit for the quarter was $25 million compared to $26 million in the second quarter of 2015. Higher sales volumes, favorable currency exchange rates and manufacturing cost savings were offset by lower selling prices.

Year-To-Date Results

Medical Devices

In the first six months of 2016, net sales of Medical Devices were $268 million, up 8 percent compared to the comparable period in 2015. Sales volumes increased 5 percent and growth attributable to the CORPAK acquisition was 4 percent, which was partially offset by 1 percent lower selling prices. Performance was driven by strong demand in interventional pain in North America and digestive health in all regions.

Through six months, operating profit for Medical Devices was $59 million, compared to $58 million in the first six months of 2015. Results were driven by higher volumes and favorable currency exchange rates partially offset by higher selling, general and administrative expenses and research and development spending to drive future growth.

Surgical and Infection Prevention

In the first six months of 2016, S&IP net sales totaled $511 million, even compared to the first six months of 2015 and up 1 percent on a constant currency basis. Sales volumes increased 4 percent driven by strong demand for exam gloves. Sales volume growth was partially offset by 3 percent lower selling prices primarily in exam gloves and sterilization.

Year-to-date S&IP operating profit was $50 million compared to $45 million in the first half of 2015. Performance for the first six months was driven by higher sales volumes, favorable currency exchange rates and manufacturing cost savings offset by lower selling prices.

Balance Sheet and Cash Flow

Total debt at the end of the second quarter 2016 was $624 million, consisting of a secured term loan, unsecured notes and net borrowing on the revolver to fund the CORPAK acquisition, compared to total debt of $578 million at the end of 2015.

Cash from operations for the second quarter was $52 million compared to $16 million a year ago. Capital spending for the second quarter was $6 million compared to $18 million in 2015. The decrease in capital spending for the quarter was attributed to higher spending for spin-related items in the prior year. The company’s cash balance was $79 million at the end of the second quarter 2016, compared to $130 million at the end of 2015, as cash was used to help fund the CORPAK acquisition.

2016 Outlook and Key Planning Assumptions

The company is revising its previously announced full-year 2016 outlook.

•	Adjusted diluted earnings per share are expected to be in the range of $1.70 to $1.90.

Based on current trends, the company is updating some of its key planning assumptions, as described below.

•	Total net sales, on a constant currency basis including Corporate sales of $5 to $15 million but excluding CORPAK, are expected to range from a decline of 2 to 4 percent compared to 2015.

•	S&IP net sales, on a constant currency basis and excluding net sales to Kimberly-Clark, are expected to range from a decline of 2 to 4 percent compared to 2015.

•	The foreign currency translation impact to net sales is expected to be even compared to the prior year.

•	Inflation in key inputs is expected to be unchanged compared to the prior year.

Non-GAAP Financial Measures

This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:

•	Net sales on a constant currency basis

•	Adjusted net income

•	Adjusted diluted earnings per share

•	Adjusted gross and operating profit

•	Adjusted effective tax rate

•	Adjusted EBITDA

These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:

•
Transition costs relating to the separation from Kimberly-Clark, which include costs to establish Halyard Health’s capabilities as a stand-alone entity. These costs are related primarily to the transition services the company receives from Kimberly-Clark as well as the rebranding and other supply chain transition costs, and are expected to continue through 2016.

•	Manufacturing strategic charges and gains relating to exiting one of the disposable glove facilities in Thailand and outsourcing the related production.

•	Expenses associated with the amortization of intangible assets associated with prior business acquisitions.

•	The positive or negative effect of changes in currency exchange rates during the year.

•	Expenses associated with certain litigation matters.

•	Certain acquisition and integration charges related to the acquisition of CORPAK MedSystems, Inc.

•	The remeasurement of a deferred tax asset due to Thailand's statutory tax rate change.

The company provides these non-GAAP financial measures as supplemental information to our GAAP financial measures. Management and the company's Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to (a) evaluate the company's historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the company's business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.

Additionally, the Compensation Committee of the company's Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the company's net sales on a constant currency basis, adjusted diluted earnings per share and adjusted EBITDA which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.

Conference Call

Halyard Health, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the internet at https://halyardhealth.investorroom.com  or via telephone by dialing 877.240.5772 in the United States. A replay of the call will be available at noon ET today by calling 877.344.7529 in the United States and entering passcode 10089806. A webcast of the call will also be archived in the Investors section on the Halyard website.

About Halyard Health

Halyard Health (NYSE: HYH) is a medical technology company focused on preventing infection, eliminating pain and speeding recovery for healthcare providers and their patients. Headquartered in Alpharetta, Georgia, Halyard is committed to addressing some of today’s most important healthcare needs, such as preventing healthcare-associated infections and reducing the use of narcotics while helping patients move from surgery to recovery. Halyard’s business segments - Surgical and Infection Prevention (S&IP) and Medical Devices - develop, manufacture and market clinically superior solutions that improve medical outcomes and business performance in more than 100 countries. For more information, visit www.halyardhealth.com.

Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “ estimate”, “anticipate”, “plan”, or “continue” and similar expressions, among others. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.

HALYARD HEALTH, INC.
CONDENSED CONSOLIDATED INCOME STATEMENT
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
Net Sales	$400.0	$389.3	2.7%	$784.8	$783.5	0.2%
Cost of products sold	259.3	254.4	1.9	507.6	516.5	(1.7)
Gross Profit	140.7	134.9	4.3	277.2	267.0	3.8
Research and development expenses	9.5	6.3	50.8	18.2	12.3	48.0
Selling and general expenses	107.9	105.8	2.0	200.7	203.0	(1.1)
Other expense and (income), net	5.7	0.7	N.M.	7.6	(11.3)	N.M.
Operating Profit	17.6	22.1	(20.4)	50.7	63.0	(19.5)
Interest income	0.1	0.1	N.M.	0.3	0.2	N.M.
Interest expense	(8.3)	(8.9)	(6.7)	(16.3)	(17.2)	(5.2)
Income Before Income Taxes	9.4	13.3	(29.3)	34.7	46.0	(24.6)
Income tax provision	(2.9)	(5.3)	(45.3)	(14.0)	(16.3)	(14.1)
Net Income	$6.5	$8.0	(18.8)	$20.7	$29.7	(30.3)

Interest expense, net	8.2	8.8	(6.8)	16.0	17.0	(5.9)
Income tax provision	2.9	5.3	(45.3)	14.0	16.3	(14.1)
Depreciation and amortization	16.2	15.9	1.9	31.8	32.3	(1.5)
EBITDA	$33.8	$38.0	(11.1)	$82.5	$95.3	(13.4)

Per Share Basis
Basic	$0.14	$0.17	(17.6)%	$0.44	$0.64	(31.3)%
Diluted	0.14	0.17	(17.6)	0.44	0.63	(30.2)

Common Shares Outstanding (in thousands)	As of June 30,			As of June 30,
	2016	2015		2016	2015
Basic	46.7	46.6		46.6	46.6
Diluted	46.9	46.8		46.8	46.8

HALYARD HEALTH, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit				Operating Profit
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015	2016	2015	2016	2015
As reported	$140.7	$134.9	$277.2	$267.0	$17.6	$22.1	$50.7	$63.0

Spin-related transition charges	0.1	2.0	0.1	4.1	2.3	19.7	3.9	30.4
Manufacturing strategic changes	—	—	—	0.3	—	—	—	(12.0)
Acquisition-related charges	3.5	—	3.5	—	9.2	—	10.3	—
Litigation and legal	—	—	—	—	6.4	—	10.0	—
Intangibles amortization	0.9	0.8	1.5	1.6	5.7	6.5	10.9	12.8

As adjusted non-GAAP	$145.2	$137.7	$282.3	$273.0	$41.2	$48.3	$85.8	$94.2

	Income Before Taxes				Income Tax Provision
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015	2016	2015	2016	2015
As reported	$9.4	$13.3	$34.7	$46.0	$(2.9)	$(5.3)	$(14.0)	$(16.3)
Effective tax rate, as reported					30.9%	39.8%	40.3%	35.4%

Spin-related transition charges	2.3	19.7	3.9	30.4	(1.0)	(7.4)	(1.6)	(11.5)
Manufacturing strategic changes	—	—	—	(12.0)	—	—	—	3.6
Acquisition-related charges	9.2	—	10.3	—	(3.5)	—	(3.9)	—
Litigation and legal	6.4	—	10.0	—	(2.4)	—	(3.8)	—
Intangibles amortization	5.7	6.5	10.9	12.8	(1.9)	(2.5)	(3.9)	(4.9)
Thailand statutory tax rate change	—	—	—	—	—	—	3.7	—

As adjusted non-GAAP	$33.0	$39.5	$69.8	$77.2	$(11.7)	$(15.2)	$(23.5)	$(29.1)
Effective tax rate, as adjusted					35.5%	38.5%	33.7%	37.7%

HALYARD HEALTH, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Net Income
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
As reported	$6.5	$8.0	$20.7	$29.7
Diluted EPS, as reported	$0.14	$0.17	$0.44	$0.63

Spin-related transition charges	1.3	12.3	2.3	18.9
Manufacturing strategic changes	—	—	—	(8.4)
Acquisition-related charges	5.7	—	6.4	—
Litigation and legal	4.0	—	6.2	—
Intangibles amortization	3.8	4.0	7.0	7.9
Thailand statutory tax rate change	—	—	3.7	—

As adjusted non-GAAP	$21.3	$24.3	$46.3	$48.1
Diluted EPS, as adjusted	$0.45	$0.52	$0.99	$1.03

	EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income	$6.5	$8.0	$20.7	$29.7

Interest expense, net	8.2	8.8	16.0	17.0
Income tax provision	2.9	5.3	14.0	16.3
Depreciation and amortization	16.2	15.9	31.8	32.3
EBITDA, as reported	33.8	38.0	82.5	95.3

Spin-related transition charges	2.3	19.7	3.9	29.6
Manufacturing strategic changes	—	—	—	(12.0)
Acquisition-related charges	9.0	—	10.1	—
Litigation and legal	6.4	—	10.0	—

Adjusted EBITDA	$51.5	$57.7	$106.5	$112.9

HALYARD HEALTH, INC.
NON-GAAP RECONCILIATIONS
(unaudited)

	2016 Outlook
	Estimated Range
Adjusted diluted earnings per share	$1.70	to	$1.90
Amortization	(0.30)	to	(0.30)
Spin-related transition expenses	(0.16)	to	(0.12)
Acquisition related charges	(0.33)	to	(0.28)
Other	(0.31)	to	(0.28)
Diluted earnings per share (GAAP)	$0.60	to	$0.92

HALYARD HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in millions)

	As of June 30, 2016	As of December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$79.2	$129.5
Accounts receivable, net	195.2	224.7
Inventories	310.3	303.2
Prepaid expenses and other current assets	25.0	18.6
Total Current Assets	609.7	676.0
Property, Plant and Equipment, net	272.6	279.5
Goodwill	1,031.6	945.2
Other Intangible Assets, net	182.4	82.6
Deferred Tax Assets	12.0	14.9
Other Assets	3.7	2.0
TOTAL ASSETS	$2,112.0	$2,000.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	168.6	163.2
Accrued expenses	136.3	152.0
Total Current Liabilities	304.9	315.2
Long-Term Debt	624.0	578.1
Deferred Tax Liabilities	63.4	23.8
Other Long-Term Liabilities	30.2	27.8
TOTAL LIABILITIES	1,022.5	944.9
Stockholders’ Equity	1,089.5	1,055.3
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,112.0	$2,000.2

HALYARD HEALTH, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENT
(unaudited)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating Activities
Net income	$6.5	$8.0	$20.7	$29.7
Depreciation and amortization	16.2	15.9	31.8	32.3
Net loss (gain) on asset dispositions	0.7	2.3	0.8	(9.8)
Changes in operating assets and liabilities	22.1	(16.3)	25.4	(7.4)
Deferred income taxes and other	6.0	6.1	15.3	10.9
Cash Provided by Operating Activities	51.5	16.0	94.0	55.7
Investing Activities
Capital expenditures	(6.1)	(17.5)	(14.1)	(45.2)
Acquisition of business, net of cash acquired	(175.1)	—	(175.1)	—
Proceeds from dispositions of property	—	—	—	7.7
Cash Used in Investing Activities	(181.2)	(17.5)	(189.2)	(37.5)
Financing Activities
Line of credit facility proceeds	72.0	—	72.0	—
Line of credit facility repayments	(27.0)	—	(27.0)	—
Debt repayments	—	(50.0)	—	(51.0)
Purchase of treasury stock	(0.9)	(1.0)	(0.9)	(1.0)
Proceeds from the exercise of stock options	—	0.9	—	0.9
Cash Used in Financing Activities	44.1	(50.1)	44.1	(51.1)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(0.3)	(0.3)	0.8	(1.8)
Increase in Cash and Cash Equivalents	(85.9)	(51.9)	(50.3)	(34.7)
Cash and Cash Equivalents - Beginning of Period	165.1	166.2	129.5	149.0
Cash and Cash Equivalents - End of Period	$79.2	$114.3	$79.2	$114.3

HALYARD HEALTH, INC.
SELECTED BUSINESS SEGMENT DATA
(unaudited)
(in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
Net Sales
Surgical and Infection Prevention	$256.7	$255.3	0.5%	$511.4	$510.1	0.3%
Medical Devices	141.5	126.9	11.5	268.2	249.2	7.6
Corporate and Other(a)	1.8	7.1	(74.6)	5.2	24.2	(78.5)
Total Net Sales	$400.0	$389.3	2.7%	$784.8	$783.5	0.2%

Operating Profit
Surgical and Infection Prevention(b)	$25.1	$25.5	(1.6)%	$49.7	$45.0	10.4%
Medical Devices(c)	29.0	33.3	(12.9)	58.7	58.1	1.0
Corporate and Other(d)	(30.8)	(36.0)	N.M.	(50.1)	(51.4)	N.M.
Other (expense) income, net(e)	(5.7)	(0.7)	N.M.	(7.6)	11.3	N.M.
Total Operating Profit	$17.6	$22.1	(20.4)%	$50.7	$63.0	(19.5)%
_______________________________________________

(a)	Corporate and Other net sales include sales of non-healthcare products to Kimberly-Clark.

(b)	S&IP operating profit includes $0.2 million and $0.4 million of amortization expense for each of the three and six month periods ended ended June 30, 2016 and 2015, respectively.

(c)
Medical Devices operating profit includes $5 million and $6 million of amortization expense for the quarters ended June 30, 2016 and 2015, respectively and $10 million and $13 million for the six months ended June 30, 2016 and 2015, respectively.

(d)
Corporate and Other for the three and six months ended June 30, 2016 includes $14 million and $29 million, respectively, of general expenses, $2 million and $4 million, respectively, of post spin-related transition expenses, $9 million and $10 million, respectively, of acquisition-related expenses and $6 million and $7 million, respectively, of costs related to Corporate Sales. Corporate and other for the three and six months ended June 30, 2015 includes $13 million and $22 million, respectively, of general expenses and $20 million and $30 million, respectively, of post spin-related transition expenses partially offset by $(4) million and $1 million, respectively, of (costs related to) profit from corporate sales.

(e)	Other (expense) income, net for the three and six months ended June 30, 2016 includes $6 million and $10 million, respectively, related to legal expenses and litigation.
N.M. - not meaningful

Percentage Change - Net Sales vs. Prior Year		Changes Due To
Second Quarter	Total	Volume(a)	Pricing/Mix	Currency	Other(b)
Consolidated	3%	4%	(2)%	—%	1%
S&IP	1	4	(3)	—	—
Medical Devices	12	5	(1)	—	8

Year-to-date
Consolidated	—%	4%	(2)%	—%	(2)%
S&IP	—	4	(3)	(1)	—
Medical Devices	8	5	(1)	—	4
______________________________
(a) Volume excludes changes in sales volume to Kimberly-Clark.
(b) Other includes Corpak net sales, changes in sales volume to Kimberly-Clark and rounding.